Exhibit 99.2

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
TO PRESENT AT BARCLAYS CAPITAL
CEO ENERGY-POWER CONFERENCE

September 14, 2010 (The Woodlands, Texas), TETRA Technologies, Inc. (TETRA or the Company) (NYSE: TTI) announced today that it will participate in the Barclays Capital CEO Energy-Power Conference. Stuart M. Brightman, TETRA’s President and Chief Executive Officer, and Joseph M. Abell, TETRA’s Sr. Vice President and Chief Financial Officer, are scheduled to present at the conference on Wednesday, September 15, at 10:25 a.m. ET. Presentation slides will be available on TETRA’s website at tetratec.com on September 15.

TETRA is a geographically diversified oil and gas services company focused on completion fluids and other products, production testing, wellhead compression, and selected offshore services including well plugging and abandonment, decommissioning, and diving, with a concentrated domestic exploration and production business.

Contact:
TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com

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